United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
______________________________________

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Advanced Emissions Solutions, Inc.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Check the appropriate box:

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

April 29, 2019

Dear Fellow Stockholder:
On behalf of the Board of Directors, we are pleased to invite you to the 2019 Annual Meeting of Advanced Emissions Solutions, Inc.'s Stockholders, which will be held at 9:00 a.m. (local time) on June 18, 2019 at the Denver Marriott Tech Center located at 4900 S. Syracuse Street, Denver, Colorado 80237.
At the Annual Meeting, you will be asked to elect seven directors, provide your advisory approval on our executive compensation, ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and approve the Second Amendment of the Company's Tax Asset Protection Plan.
Your Board of Directors and management look forward to greeting those of you who are able to attend the Annual Meeting. The accompanying notice of meeting and this Proxy Statement provide specific information about the Annual Meeting and explain the various proposals. Please read these materials carefully.
Thank you for your continued support of and interest in our Company.

L. Heath Sampson
President and Chief Executive Officer

ADVANCED EMISSIONS SOLUTIONS, INC.
640 Plaza Drive, Suite 270
Highlands Ranch, Colorado 80129
Telephone: (888) 822-8617

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:
The Annual Meeting of Stockholders of Advanced Emissions Solutions, Inc. ("ADES" or the "Company"), a Delaware corporation, will be held at 9:00 a.m. (local time) on June 18, 2019 at the Denver Marriott Tech Center located at 4900 S. Syracuse Street, Denver, Colorado 80237, or at any postponement or adjournment thereof, for the following:

1.	To elect seven directors of the Company;

2.	To approve, in an advisory vote, our executive compensation;

3.	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

4.	To approve the Second Amendment of the Company's Tax Asset Protection Plan; and

5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
Stockholders of record at the close of business on April 22, 2019 are entitled to notice of and to vote at the Annual Meeting.
Our stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by telephone or Internet, or by completing, signing and dating the available proxy card and returning it promptly to the Company.
Please call on our toll-free number (888-822-8617) if you require directions or have other questions concerning the meeting. Directions to the Annual Meeting are also located on the back cover of this Proxy Statement.
By Order of the Board of Directors,
Greg P. Marken
Chief Financial Officer, Treasurer and Secretary
April 29, 2019

Important Notice
Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 18, 2019
The Company’s Proxy Statement and Annual Report to Stockholders are Available at: www.proxyvote.com

PROXY STATEMENT
This Proxy Statement is furnished to the stockholders of Advanced Emissions Solutions, Inc., a Delaware corporation, ("ADES" or the "Company") in connection with the solicitation of proxies by the Company’s Board of Directors (the "Board"), to be voted at our annual meeting of stockholders ("Annual Meeting" or "meeting") to be held at 9:00 AM on Tuesday, June 18, 2019, at the Denver Marriott Tech Center located at 4900 S. Syracuse Street, Denver, Colorado 80237, and any postponements or adjournments thereof. This Proxy Statement and accompanying form of proxy is first being made available to our stockholders on or about April 29, 2019. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon, and if no instructions are given, then to the extent permitted by law, in the discretion of the proxy holder. Throughout this Proxy Statement, the terms "we," "us" "our" and "our Company" refer to Advanced Emissions Solutions, Inc. and, unless the context indicates otherwise, our consolidated subsidiaries.
VOTING RIGHTS AND VOTE REQUIRED
Our Board has fixed the close of business on April 22, 2019 as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the meeting. On the Record Date, 18,674,147 shares of our common stock were issued and outstanding, each of which entitles the holder thereof to one vote on all matters that may come before the Annual Meeting. We do not have any class of voting securities outstanding other than our common stock. An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. If a quorum exists, actions or matters other than the election of the Board are approved if the votes cast in favor of the action exceed the votes cast opposing the action unless a greater number is required by the Delaware General Corporation Law (the "DGCL") or our Second Amended and Restated Certificate of Incorporation. The seven nominees receiving the highest number of votes cast will be elected as directors. Abstentions will not affect the election of directors.
If, as of the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then that firm or organization is the stockholder of record for purposes of voting at the Annual Meeting and you are considered the beneficial owner of shares held in "street name." If you are a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares held in your account. If you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may vote your shares on routine matters or they may elect not to vote your shares. The proposal to ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2019 is considered a "routine matter," but the other proposals being voted on at the Annual Meeting are not considered "routine matters" and brokers will not be entitled to vote on those proposals absent specific instructions and authorization from the beneficial owners of the shares. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." A broker non-vote occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker non-votes on a particular proposal are considered present for purposes of determining a quorum, but will not be treated as shares present and entitled to vote on any proposal other than the ratification of our public accounting firm and accordingly will have no effect on such vote.
We invite beneficial owners to attend the Annual Meeting. If you are a beneficial owner and not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent and bring such proxy to the Annual Meeting. If you want to attend the Annual Meeting, but not vote, you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to April 22, 2019, a copy of the voting instruction card provided by your broker or other agent or other similar evidence of ownership.
A minimum of one-third of the shares of our common stock ("Common Stock") issued and outstanding must be represented at the meeting in person or by proxy in order to constitute a quorum. Cumulative voting is not allowed for any purpose.
Unless instructions to the contrary are marked, or if no instructions are specified, shares represented by proxies will be voted:
FOR ALL the persons nominated by the Board for Directors, being: Carol Eicher, Brian Leen, Gilbert Li, R. Carter Pate, L. Heath Sampson, J. Taylor Simonton, and L. Spencer Wells;
FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion as set forth under the Executive Compensation section of this Proxy Statement;
FOR the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

FOR the approval of the Second Amendment of the Company's Tax Asset Protection Plan.
We do not know of any other matter or motion to be presented at the Annual Meeting. If any other matter or motion should be presented at the Annual Meeting upon which a vote must be properly taken, to the extent permitted by law, the persons named in the accompanying form of proxy intend to vote such proxy in the discretion of such person as the directors of the Company may recommend, including any matter or motion dealing with the conduct of the Annual Meeting.
Voting by Mail, Facsimile, via the Internet or by Telephone
Stockholders whose shares are registered in their own names may vote by mailing or faxing a completed proxy card, via the internet or by telephone. Instructions for voting via the internet or by telephone are set forth on the enclosed proxy card. To vote by mailing or faxing a proxy card, sign and return the available proxy card to the Company and your shares will be voted at the Annual Meeting in the manner you direct. If no directions are specified, your shares will be voted as described above.
If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares over the internet or by telephone rather than by mailing a completed voting instructions card provided by the bank or brokerage firm. Please check the voting instructions card provided by your bank or brokerage house for availability and instructions. If internet or telephone voting is unavailable from your bank or brokerage house, please complete and return the voting instructions card provided by the bank or brokerage firm.
Any stockholder who completes a proxy or votes via the internet or by telephone may revoke the action at any time before it is exercised at the Annual Meeting by delivering written notice of such revocation to the Company's Secretary (Greg P. Marken), 640 Plaza Drive, Suite 270, Highlands Ranch, Colorado, 80129, by submitting a new proxy executed at a later date, or by attending the Annual Meeting and voting in person.

PROPOSAL ONE
ELECTION OF DIRECTORS OF THE COMPANY
Our Nominating and Governance Committee has recommended to our Board the slate of seven directors for election by our stockholders, and the Board approved the recommendation and the slate of directors. Each director will hold office until the next Annual Meeting of Stockholders and thereafter until a successor is elected and qualified. Cumulative voting is not permitted in the election of directors. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE INDIVIDUALS NAMED IN THE ACCOMPANYING PROXY WILL VOTE IN FAVOR OF THE ELECTION OF THE FOLLOWING PERSONS NAMED AS OUR NOMINEES FOR DIRECTORS: CAROL EICHER, BRIAN LEEN, GILBERT LI, R. CARTER PATE, L. HEATH SAMPSON, J. TAYLOR SIMONTON AND L. SPENCER WELLS.
Each of the nominees has consented to be named herein and to serve if elected. We do not anticipate that any nominee will become unable or unwilling to accept nomination or election, but if this should occur, the persons named in the proxy intend to vote for the election in his or her stead of such other person as the Board may recommend. It is the policy and practice of the Company that all directors who reside in the metropolitan Denver, Colorado area attend the Annual Meeting.
Detailed biographical information about each director nominee can be found under the Corporate Governance section of this Proxy Statement. The following table sets forth certain information, including expected Committee membership as of June 18, 2019, as to each director nominee of the Company:

Name	Age	Position and Offices	Director Since
Carol Eicher	60	Director	2019
Brian Leen	50	Director, Member of Activated Carbon Committee	2019
Gilbert Li	41	Director, Chairperson of Nominating and Governance Committee and Member of Audit Committee and Compensation Committee	2016
R. Carter Pate	64	Director, Chairperson of Compensation Committee and Member of Audit Committee and Nominating and Governance Committee	2016
L. Heath Sampson	48	Director, President and Chief Executive Officer and Member of the Activated Carbon Committee	2015
J. Taylor Simonton	74	Director, Chairperson of the Audit Committee and Member of Nominating and Governance Committee and Activated Carbon Committee	2014
L. Spencer Wells	48	Director, Chairperson of the Board and Member of Compensation Committee	2014
No family relationship exists between any directors or executive officers.
Director Compensation information for the fiscal year ended December 31, 2018 can be found under the "Director Compensation" section of this Proxy Statement.
Board Recommendation
Our Board recommends that you vote "FOR" all of the persons nominated above, being Carol Eicher, Brian Leen, Gilbert Li, R. Carter Pate, L. Heath Sampson, J. Taylor Simonton and L. Spencer Wells.

CORPORATE GOVERNANCE
Directors of the Company
The Nominating and Governance Committee of the Board seeks directors with strong reputations and experience in areas relevant to our strategy and operations, such as environmental and chemical technologies, and government regulation and relations, as well as overall business acumen and experience in financial matters. Each of our current directors, which are all the director nominees set forth in this Proxy Statement holds or has held senior executive positions in complex organizations and has operating experience that meets this objective, as described below. In these positions, the directors have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, executive compensation, risk management and leadership development. The Nominating and Governance Committee also believes that each of the directors has other key attributes that are critical to the composition of an effective Board: integrity and demonstrated impeccable ethical standards, sound judgment, analytical skills, the ability to work together in a constructive and collaborative fashion and the commitment to devote significant time and energy to service on the Board and its Committees.
The specific experience, qualifications and background of each director for election by our stockholders is as follows:

L. Spencer Wells has served as a director since 2014 and as Chairman of the Board of the Company since 2016. Mr. Wells has over 15 years of experience as an investor and financial analyst and is a founding Partner of Drivetrain Advisors a provider of fiduciary services to the alternative investment community. Prior to founding Drivetrain Advisors in 2013, Mr. Wells served as a Senior Advisor at TPG Special Situations Partners from 2010 to 2012. Mr. Wells currently serves on the Boards of several public and private companies, among them Town Sports International, Inc., NextDecade Corporation, Vanguard Natural Resources, Inc., Parker Drilling Company, Vantage Drilling International and Jones Energy, Inc. Mr. Wells has previously served on the Boards of public companies over the last five years, including Roust Corporation, Affinion Group, Inc. and Syncora Holdings, Ltd. From 2010 to 2012, Mr. Wells was a partner of TPG Special Situations Partners, during which time he helped to create and manage an investment portfolio approximated at $2.5 billion. From 2002 until 2009, Mr. Wells served as a Partner and a Portfolio Manager at Silverpoint Capital. While at Silverpoint, he covered the energy, chemicals, and building products sectors and managed an investment portfolio estimated at $1.3 billion. Mr. Wells holds a B.A. in psychology from Wesleyan University and an M.B.A. from Columbia Business School.
Director Qualifications:

•
Leadership Experience - Extensive experience as a corporate board member. Senior Advisor and a prior partner at TPG Special Situations Partners, Director for the Center for Music National Service, prior Director for Alinta Holdings and Kerogen Resources, and Trustee and Co-Chair of the Development Committee for Western Reserve Academy.

•	Industry Experience - Through his various roles as a financial analyst and director, he has covered the energy chemicals and building products sectors.

•	Finance Experience - Extensive and varied experience with over 15 years of involvement as a financial analyst. Currently serves on the Audit Committees of two public companies and one private company.
Gilbert Li has served as a director of the Company since 2016. Mr. Li is currently the Co-Founder and Managing Partner of Alta Fundamental Advisers, a private investment company, holding this position since January 2013. Beginning on February 1, 2018, he has also served as a manager on the Board of Managers of Tinuum Group, LLC ("Tinuum Group"). He has spent his career focused on value-oriented investing across the capital structure. From January 2009 through January 2013, Mr. Li was an investment analyst for JMB Capital Partners, a $1.3 billion hedge fund. He has also previously held the roles of portfolio manager, trader and investment analyst at Merrill Lynch, Watershed Asset Management and J.P. Morgan Investment Management. Mr. Li attended the University of California, Berkeley with majors in chemical engineering and material science engineering and a minor in business administration.
Director Qualifications:

•	Leadership Experience - Co-Founder and Managing Partner of Alta Fundamental Advisers.

•	Industry Experience - Invested, analyzed, and traded many energy, alternative energy, coal, and tax credit-related companies.

R. Carter Pate has served as a director of the Company since 2016. Mr. Pate is currently the Founder and Chief Executive Officer of Phoenix Effect, LLC, serving as a Consultant and Advisory Board Member to public and private Boards of Directors since 2014. Mr. Pate is also the interim Chief Executive Officer of Providence Service Corporation, Inc. (NASDAQ: PRSC), which is a publicly held corporation headquartered in Stamford, Connecticut. Mr. Pate previously served as Chief Executive Officer of MV Transportation, Inc., the largest privately-owned passenger transportation contracting firm based in the U.S. from 2011 to 2014. From 1996 to 2011, Mr. Pate was employed by PricewaterhouseCoopers, LLP ("PwC"), one of the world’s largest accounting and professional service firms. From 2010 to 2011, he was the U.S. and Global Managing Partner of PwC’s Capital Projects and Infrastructure practice. From 2008 to 2010, he was the Global and U.S. Managing Partner of PwC’s Health Care Practice, and from 2005 to 2008, he was the U.S. Managing Partner of Government Services. From 2004 to 2005, Mr. Pate was PwC’s Managing Partner of U.S. Markets, and from 2000 to 2004, Mr. Pate was PwC’s Managing Partner of Financial Advisory Services. He served as a Partner and Leader in PwC’s U.S. Restructuring Practices from 1996 to 2000. Mr. Pate previously served as a director, Interim President and Chief Executive Officer of Sun Television and Appliances, Inc., a national retailer, as a director and Chief Executive Officer of Sun Coast Industries, Inc. and as Director of Finance at William Hudson Chemical Trading. He also founded his own management consulting firm. Mr. Pate has a Master's degree in Accounting and Information Management from the University of Texas at Dallas and a B.S. degree in Accounting from Greensboro College and is a CPA.
Director Qualifications:

•
Leadership Experience - Founder and Chief Executive Officer of Phoenix Effect, LLC, Chief Executive Officer of MV Transportation, director, Interim President and Chief Executive Officer of Sun Television and Appliances, director and Chief Executive Officer of Sun Coast Industries, director of several public and private companies and multiple leadership positions at PwC.

•
Industry Experience - During Mr. Pate's years as a Partner in charge of PwC's U.S. Advisory Practice, the Advisory energy practice reported to him and he served as an advisor to several oil field services firms as well as a Fluid Catalyst Cracking (FCC) manufacturer. He also served as an advisor to one of America's largest energy companies in a multi-year restructuring effort. As the U.S. Managing Partner of PwC's government practice, he was involved in consulting relationships with U.S. Government contracting energy companies. He maintains his DoD Top Secret Clearance.

•	Finance Experience - Extensive and varied experience for over 30 years in financial accounting and auditing, including 15 years at PwC.

L. Heath Sampson is the President and Chief Executive Officer of the Company ("CEO"). Mr. Sampson has served in this role since April 1, 2015. Prior to his appointment as President and CEO, Mr. Sampson served as Chief Financial Officer and Treasurer of the Company from August 27, 2014. Mr. Sampson is also a Director or Manager and an officer for all 100%- owned ADES subsidiaries and a Manager on the Board of Managers of Tinuum Group. Prior to joining the Company, he served Square Two Financial, a $500 million private equity backed consumer collections company, as Chief Financial Officer and led a corporate restructuring project. From January 2007 to August 2009, Mr. Sampson served as Chief Financial Officer of First Data Financial Services, a business unit of First Data Corporation, a large-market global SEC registrant, and led strategy development for the $2.5 billion business unit with over 15,000 employees. From February 2005 to January 2007, he served First Data Corporation as the business unit Chief Financial Officer for both the Innovative Payments and Integrated Payment Systems business units. At First Data Corporation, Mr. Sampson also led corporate restructuring projects and was instrumental to a large solution-based corporate turnaround sales effort. He was also employed by Arthur Andersen LLC from the mid-1990's until the early 2000's. During his time at Arthur Andersen, Mr. Sampson served as the Manager of Audit Services and Senior Manager of Business and Risk Consulting. His early business consulting career provided him with broad-based experience in all aspects of corporate operations including supply chain, financial management, operations, customer experience and organizational design. Mr. Sampson holds a Bachelor’s of Business Administration-Accounting and Master’s of Accountancy from the University of Denver.
Director Qualifications:

•
Leadership Experience - President and CEO of the Company; former Chief Financial Officer of the Company, Square Two Financial and multiple business units of First Data Corporation including First Data Financial Services; former manager of audit services and former senior manager of business and risk consulting at Arthur Andersen LLP.

•	Industry Experience - President and CEO and former Chief Financial Officer of the Company.

•	Finance Experience - former Chief Financial Officer of the Company; former Chief Financial Officer of Square Two Financial and multiple business units of First Data Corporation including First Data

Financial Services; former manager of audit services and former senior manager of business and risk consulting at Arthur Andersen LLP; Bachelor’s of Business Administration-Accounting and Master’s of Accountancy from the University of Denver.

J. Taylor Simonton has served as a director of the Company since 2014. Mr. Simonton is a director and member of the Audit Committee (Chairman effective May 2018) and Governance Committee since May 2017 of Master Chemical Corporation, a private company in the specialty industrial fluids industry. Since May 2017, he also is a director and Audit Committee Chairman of Surna Inc., which develops innovative technologies and products that monitor, control and address the energy and resource intensive nature of indoor cultivation. From October 2013 to June 2018, Mr. Simonton was a director of Escalera Resources Co., a developer of natural gas and crude oil properties in the Rocky Mountain region. He served Escalera Resources as the Audit Committee Chair and a member of the Compensation and Nominating and Governance Committees. From September 2008 to July 2015, Mr. Simonton was a director of Crossroads Capital, Inc. (now a liquidating trust). He served Crossroads Capital as the Lead Director, Chair of the Audit Committee, Member of the Nominating & Governance Committee and Compensation and Valuation Committee, and served as the Chair of the Valuation Committee from 2008 to 2011. Mr. Simonton served as a director and Chair of the Audit Committee for Zynex, Inc. (OTC: ZYXI) from October 2008 to January 2014. He served as a director, Chair of the Audit Committee (2005-2009), and a member of the Nominating and Governance Committee of Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) from September 2005 to May 2013. Mr. Simonton was a member of the Board of Directors of the Colorado Chapter of the National Association of Corporate Directors (“NACD”) from September 2005 to July 2015, serving at various times as the Chairman, President, Treasurer and Publicity Chair/Editor. Mr. Simonton is a Board Leadership Fellow, the highest director credential of NACD. He is a member of the American Institute of CPAs and Colorado Society of CPAs. For 35 years, Mr. Simonton served at PwC, one of the world’s largest accounting and professional services firms, including 23 years as an Assurance Partner and seven years in the firm’s SEC Department of its National Professional Services Group, four of which were international. Mr. Simonton received a B.S. degree in accounting from the University of Tennessee and is a CPA.
Director Qualifications:

•
Leadership Experience - Director and Chair of the Audit Committee of Master Chemical Corporation (private company); Director and Chair of the Audit Committee of Surna Inc.; former Director and Chair of the Audit Committee of Escalera Resources Co.; previously Lead Director, and Chair of the Audit Committee of Crossroads Capital, Inc.; former Director and Chair of the Audit Committee for Zynex, Inc., Red Robin Gourmet Burgers, Inc., and one other public company; Chairman, President, and Treasurer of the Board of Directors of the Colorado Chapter of NACD; Board Leadership Fellow, the highest director credential of NACD; and Colorado 2014 Outstanding Public Company Director, as awarded by the Denver Business Journal and NACD Colorado.

•
Industry Experience - Varied experience throughout the years at PwC in the industry and as a former director of Escalera Resources Co., a developer of natural gas and crude oil properties in the Rocky Mountain region.

•
Finance Experience - Extensive and varied experience for over 45 years in financial accounting and auditing, including 35 years at PwC. He holds a CPA and is member of the American Institute of CPAs and Colorado Society of CPAs.

Brian Leen was appointed as a director of the Company in February 2019. Previously, Mr. Leen served as President and Chief Executive Officer of ADA Carbon Solutions, LLC (“Carbon Solutions”) until December 7, 2018, on which date the Company acquired Carbon Solutions (the "Carbon Solutions Acquisition"). Mr. Leen is now the President and Chief Executive Officer of Gopher Resource, LLC, a leading provider of environmental services to battery manufacturers. Mr. Leen has over 25 years of experience in the specialty chemicals and materials industry. Under his leadership, Carbon Solutions grew to become the largest provider of mercury control technology to the coal fired power industry increasing its market share of activated carbon five fold in eight years. Prior to joining Carbon Solutions in 2010, he was President of the North American printing ink operations for Sun Chemical Corporation, a global provider of printing inks and pigments with approximately $3.5 billion in revenues and 10,000 employees. He also led the Performance Pigments Group of Sun Chemical, a global leader in the development, manufacture and sale of organic pigments. Mr. Leen has a diverse background running global businesses and a track record for driving growth.  He has led various M&A efforts and strategic growth initiatives along with operational efficiency efforts including ERP deployment and Six Sigma. Mr. Leen holds a Bachelor’s in Marketing from the University of Kentucky and is a graduate of the Executive Management Program at the University of Michigan.

Director Qualifications:

•
Leadership Experience - Held various business leadership roles with overall responsibility for the financial performance of the business and the development and execution of a long term growth strategy. Led multinational businesses ranging in size and scope up to ~$1.0B in revenue and 2,000 employees as President of NAI / Sun Chemical Corp.  Served on several boards and as a board advisor to various portfolio companies of Energy Capital Partners (ECP) and industry associations.

•
Industry Experience - Former President and CEO of Carbon Solutions for eight years, led the company from approximately 10% market share to over 50% of the market share for activated carbon in mercury control; over 25 years of experience in B to B businesses most significantly in specialty chemicals

•
Finance Experience - Participation and leadership of several M&A activities on both buy and sell side initiatives including execution and management of international joint ventures. Experience in term loan acquisition, enterprise recapitalization and relationship management.

Carol Eicher was appointed as a director of the Company in April 2019. Ms. Eicher currently serves as a director for Tennant Company (NYSE: TNC), holding this position since 2008. Ms. Eicher also served as a director for A. Schulman, Inc. (NASDAQ: SHLM) from 2017 to 2018, until it was acquired by LyondellBasell Industries N.V. Ms. Eicher served as the Chief Executive Officer of Innocor, Inc. from May 2014 to July 2017 and as a non-executive board chairman of Innocor, Inc. from August 2017 to April 2018. From 2009 to 2013, Ms. Eicher held several leadership positions with Dow Chemical Company (NYSE: DOW). From 2000 until 2009, Ms. Eicher was employed by Rohm and Haas Company, a developer of solutions for the specialty materials industry, most recently in the position of Vice President/Global Business Director, Primary Materials and Process Chemicals. Rohm and Haas Company was acquired by Dow Chemical Company in 2009. Prior to 2009, Ms. Eicher held various senior management positions at Ashland Chemical Company and E.I. DuPont de Nemours and Company, Inc.

Director Qualifications:

•
Leadership Experience - Brings over 30 years of experience in global manufacturing, operations and mergers and acquisitions from her senior leadership positions at Innocor Inc., The Dow Chemical Company, Rohm and Haas Company, Ashland Chemical Company and E.I. DuPont de Nemours and Company, Inc.

•	Industry Experience - Held various leadership roles within global manufacturing industry and has extensive experience in operations and mergers and acquisitions.

Director Independence
Our current Board, including Ms. Eicher who joined the board on April 29, 2019, consists of five independent directors, as defined in NASDAQ Marketplace Rule 4200(a)(15). In our fiscal year 2018, all directors other than Mr. Sampson qualified as "independent directors." Further, Mr. Leen, who joined the Board on February 27, 2019, is also not independent. The Board maintains audit, compensation, and nominating and governance committees, each of which was and is comprised solely of independent directors. The charter of each committee is available on our website at www.advancedemissionssolutions.com under the "Leadership & Governance" section of "ADES Investors."

Board Meetings and Committees
Our Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. However, in accordance with corporate legal principles, the Board is not involved in day-to-day operating matters. Members of the Board are kept informed of the Company’s business by participating in Board and committee meetings, by reviewing analysis and reports sent to them weekly and monthly, and through discussions with the CEO and other officers.

The Board met 18 times in 2018. At each of the Board meetings, the independent directors were polled to determine if they believed an "executive session" was needed. In 2018, the Board held four executive sessions where management of the Company was excluded. The Audit Committee met nine times in 2018. The Compensation Committee met five times in 2018. The Nominating and Governance Committee met five times in 2018. All of the directors were present for more than 75% of the meetings of the Board and the committees of which they were members.

Stockholder Communications to Directors
Any stockholder may communicate directly with the Board (or any individual director) by writing to the Chairperson of the Board, Advanced Emissions Solutions, Inc., 640 Plaza Drive, Suite 270 Highlands Ranch, Colorado 80129 or by emailing the Board through the "Contact the Board" link on our website at www.advancedemissionssolutions.com. Any such communication should state the number of shares beneficially owned by the stockholder making the communication. Provided that such communication addresses a legitimate business issue, the Company or the Chairperson will forward the stockholder's communication to the appropriate director. For any communication relating to accounting, auditing or fraud, such communication will be forwarded promptly to the Chairperson of the Audit Committee.

Code of Ethics
We have adopted a Code of Ethics and Business Conduct that includes a code of ethics as defined in Item 406(b) of SEC Regulation S-K. Our Code of Ethics and Business Conduct incorporates our Insider Trading Policy, which applies to our officers, directors, and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller or other persons performing similar functions. A copy of our Code of Ethics and Business Conduct is available on our website at www.advancedemissionssolutions.com. We intend to disclose any amendments to our Code of Ethics and Business Conduct, or waivers of such provisions granted to executive officers and directors, on our website.

Board Leadership Structure and Role in Risk Oversight
We have a policy of keeping the roles of Chief Executive Officer and Chairperson of the Board separate, and the roles are currently filled by two different individuals. We believe this arrangement is appropriate as it recognizes the distinction between the role played by the Chief Executive Officer, which is a position being more heavily oriented towards day-to-day management, while the Chairperson functions as an independent director, whose role is to oversee the Board and is also able to participate in and chair executive sessions of the Board.

The Board has designated the Audit Committee to take the lead in overseeing risk management, and the Audit Committee periodically reports to the Board regarding briefings provided by management and advisors as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management processes. In addition to this compliance program, the Board encourages management to promote, and management is committed to promoting, a corporate culture that incorporates risk management into the Company’s strategy and day-to-day business operations. The Board and management continually work together to assess and analyze our most likely areas of risk.

Audit Committee
Our Board has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act)". Mr. Simonton currently serves as the Chairperson of the Audit Committee. For 2018, our Board appointed Messrs. Simonton, Li, and Pate to serve on the Audit Committee. For 2017, our Board appointed Messrs. Simonton, Johnson and Pate to serve on the Audit Committee. Mr. Johnson did not stand for reelection to the Board in June 2018. Our Board determined that Mr. Simonton and Mr. Pate are each an "audit committee financial expert." Each Audit Committee member is "independent" as that term is used in the listing requirements for the NASDAQ Stock Market, and a brief listing of his relevant experience is stated in his biography above under the caption entitled "Directors of the Company."

The role and functions of the Audit Committee are set out in the Audit Committee Charter, originally adopted by the Company’s Board and most recently amended on August 11, 2016. The role of the Audit Committee is one of oversight of the services performed by the Company’s independent registered public accounting firm. The Audit Committee’s functions include the following: reviewing and assessing the Audit Committee Charter annually; overseeing the Company’s compliance with legal, ethical and regulatory requirements, including the Code of Ethics and Business Conduct and approving related party transactions; overseeing the Company’s processes to identify and manage business and financial risk; appointing, approving the compensation of and reviewing the Company’s relationships with its independent registered public accounting firm and/or other auditors and assessing the impact such relationships may have on the auditors’ objectivity and independence; taking other appropriate action to oversee the independence of the outside auditors; reviewing and considering the matters identified in Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board ("PCAOB") with the outside auditors and management; reviewing and discussing the Company’s financial statements and report on internal control with the outside auditors and management; reviewing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; and reporting to the Board on all such matters. In performing its oversight function, the Audit Committee relies upon advice and information received in its discussions with the Company’s management and independent registered public accounting firm. The Audit Committee pre-approves all audit or non-audit services performed by our independent registered public accounting firm in accordance with Audit Committee policy and applicable law.

Compensation Committee
For 2018, our Board appointed a Compensation Committee currently consisting of Messrs. Li, Pate and Wells. Mr. Pate currently serves as the chairperson of the Compensation Committee. For 2017, our Board appointed a Compensation Committee consisting of Messrs. Li, Pate and Simonton. The responsibilities of the Compensation Committee, as set forth in the Compensation Committee Charter include reviewing our executive compensation programs to analyze their alignment with attracting, retaining and motivating our executive officers to achieve our business objectives; establishing annual and long-term performance goals for our executive officers and evaluating their performance in light of such goals; reviewing, approving and, when appropriate, making recommendations concerning our long-term incentive plans; reviewing and making recommendations regarding stockholder proposals related to compensation; and administering our equity-based and employee benefit plans. See “Executive Compensation” below for additional information.

Nominating and Governance Committee
For 2018, our Board appointed a Nominating and Governance Committee currently consisting of Messrs. Li, Pate and Simonton. Mr. Li currently serves as the Chairperson of the Nominating and Governance Committee. For 2017, our Board appointed Messrs. Johnson, Li and Simonton to serve on the Audit Committee. Mr. Johnson did not stand for reelection to the Board in June 2018. The responsibilities of the Nominating and Governance Committee include recommending the number of directors to serve on the Board; selecting director nominees for the Board; reviewing director compensation and benefits; submitting the same to the entire Board for approval; overseeing the annual self-evaluation of the Board and its committees; recommending the structure and composition of Board committees to the entire Board for approval; monitoring in conjunction with the Audit Committee compliance with our Code of Ethics and Business Conduct; granting any waivers thereto with respect to directors and executive officers; recommending individuals to serve as Chairperson of the Board and Chief Executive Officer; and reviewing the Chief Executive Officer’s recommendations for individuals to serve as executive officers and analyzing and recommending such persons to the Board.

Criteria established for the selection of candidates for the Board include:

•	An understanding of business and financial affairs and the complexities of an organization that operates as a public company;

•	A genuine interest in representing all of our stockholders and the interests of the Company overall;

•	A willingness and ability to spend the necessary time required to function effectively as a director;

•	An open-minded approach to matters and the resolve and ability to independently analyze matters presented for consideration;

•	A reputation for honesty and integrity that is above reproach;

•	Any qualifications required of independent directors by the NASDAQ Stock Market and applicable law; and

•
As to any candidate who is an incumbent director (who continues to be otherwise qualified), the extent to which the continuing service of such person would promote stability and continuity amongst the Board as a result of such person’s familiarity and insight into the Company’s affairs, and such person’s prior demonstrated ability to work with the Board as a collective body.

Director nominees are generally identified by our directors, stockholders or officers based on industry and business contacts. Regardless of the source of the nomination, nominees are interviewed and evaluated by the Nominating and Governance Committee, other members of the management team, and the Board as deemed appropriate by the Nominating and Governance Committee. The Nominating and Governance Committee then presents qualified candidates to the Board for a final discussion and vote.
We do not have a formal policy with respect to the consideration of diversity in the identification of director nominees, but the Nominating and Governance Committee strives to select candidates for nomination to the Board with a variety of backgrounds and complementary skills so that, as a group, the Board possesses the appropriate talent, skills, perspectives and expertise to oversee the Company’s businesses.
Under the Nominating and Governance Committee Charter, the Nominating and Governance Committee will consider nominees submitted by our stockholders. Recommendations of individuals that meet the criteria set forth in the Nominating and Governance Committee Charter for election at our 2020 Annual Meeting of Stockholders may be submitted to the Nominating and Governance Committee in care of Greg P. Marken, Chief Financial Officer and Secretary, at 640 Plaza Drive, Suite 270, Highlands Ranch, Colorado 80129 no later than December 31, 2019.

RELATED PARTY TRANSACTIONS
On May 5, 2017, the Board of the Company adopted a Tax Asset Protection Plan (the "TAPP”) in an effort to protect stockholder value by attempting to diminish the risk that the Company may be limited to its ability to use its net operating losses and general business credit carry-overs (collectively, the "Tax Attributes") to reduce potential future federal income tax obligations. If the Company experiences an "ownership change," as defined in Section 382 of the Internal Revenue Code, its ability to use the Tax Attributes may be substantially limited, and the timing of the usage of the Tax Attributes could be substantially delayed, which could therefore significantly impair the value of that asset. The TAPP is intended to act as a deterrent to any person acquiring beneficial ownership of 4.99% or more of the Company’s Common Stock without the approval of the Board. The Board may, in its sole discretion, exempt any person from triggering the shareholder rights described in the TAPP.
On April 6, 2018, the Board approved the First Amendment to the Tax Asset Protection Plan (the "Amendment") that amends the TAPP dated May 5, 2017. The Amendment amends the definition of "Final Expiration Date" under the TAPP to extend the duration of the TAPP and makes associated changes in connection therewith. At the Company's 2018 annual meeting, the Company's stockholders approved the Amendment, thus the Final Expiration Date will be the close of business on December 31, 2019.
Gilbert Li, a director of the Company, is the Co-Founder and Managing Partner of Alta Fundamental Advisers, a private investment company ("Alta"). Alta beneficially owned as of March 31, 2019 approximately 7.32% of the Company’s outstanding Common Stock. Alta requested an exemption under the TAPP for the acquisition or ownership of outstanding common stock of the Company (the "Alta Exemption Request") in order to purchase additional shares of Common Stock without triggering the shareholder rights described in the TAPP.
On November 6, 2018, the Board, with Mr. Li abstaining, and the Audit Committee of the Board, approved the Alta Exemption Request and the related party transaction.
On February 27, 2019, the Board voted to increase the size of the Board from five directors to seven directors and appointed Brian Leen to the Board to fill one of the resulting vacancies effective February 27, 2019. Mr. Leen served as President and Chief Executive Officer of Carbon Solutions until December 7, 2018, the date of the Carbon Solutions Acquisition.
In connection with the Carbon Solutions Acquisition, Mr. Leen’s position with Carbon Solutions was eliminated. Mr. Leen and the Company entered into a Release of Claims and Separation Agreement (the "Separation Agreement"), pursuant to which the Company agreed to pay him $2.2 million in compensation, which included previously agreed to retention bonuses plus a year of severance pay in the form of salary and bonuses, over the 52 weeks following the effective date of this Separation Agreement.
As a non-employee director, Mr. Leen will receive the compensation offered to all the Company’s non-employee directors for services on the Board, as disclosed below.

DIRECTOR COMPENSATION
Our Nominating and Governance Committee has responsibility for reviewing the compensation plan for our non-management directors annually and making recommendations to the entire Board for approval. The Nominating and Governance Committee has not delegated authority to any other person to determine director compensation. Our management has made recommendations to the Nominating and Governance Committee regarding their views as to the appropriate amount and form of compensation (i.e., cash or stock) and tax and accounting ramifications of awards. In addition, the executive officer who serves on our Board votes on the recommendations for director compensation made by the Nominating and Governance Committee to the Board.
The Nominating and Governance Committee periodically reviews industry data from the National Association of Corporate Directors Director Compensation Report and Survey Data and evaluates industry averages, personal liability risks and other factors relating to director compensation. The last survey review by the Nominating and Governance Committee, utilizing market data for director compensation from various sources was completed in November 2017. Based on the Nominating and Governance Committee’s recommendation in November 2017, no adjustments have been made to director compensation previously set in May 2016, and the Board re-approved director compensation, for non-management Company directors, as described below.

Compensation Component	January 1, 2018 - December 31, 2018*
Annual Retainer	$147,850, with at least 30% paid in Company stock
Chairperson of the Board Retainer	$32,500
Chairperson of the Audit Committee Retainer	$20,000
Chairperson of the Compensation Committee Retainer	$12,500
Chairperson of the Nominating and Governance Committee Retainer	$10,000
Compensation Committee Member Service Retainer	$10,000
Audit Committee Member Service Retainer	$7,500
Nominating and Governance Member Service Retainer	$5,000
Board of Managers of Tinuum Group, LLC Service Retainer	$20,000

*Amounts shown are on an annual basis. Unless specified otherwise, all amounts are payable in cash.

In February 2019, the Nominating and Governance Committee created a new committee, the Activated Carbon Committee, which was created to evaluate adjacent market growth opportunities for the activated carbon business. Mr. Leen, who was appointed to the Board in February 2019, will serve as the chair of this committee and will be compensated $25,000 a year for his services. Mr. Simonton was appointed a member of the Activated Carbon Committee and will be compensated $5,000 a year for his services.

The following table provides information regarding director compensation for the fiscal year ended December 31, 2018:

Name	Fees earned or paid in cash ($) (1)	Stock awards ($) (2)(3)	Option awards ($)	All other compensation	Total ($)
Gilbert Li (4)	102,166	147,839	—	—	250,005
R. Carter Pate	126,412	44,349	—	—	170,761
J. Taylor Simonton	132,662	44,349	—	—	177,011
L. Spencer Wells	161,828	44,349	—	—	206,177
A. Bradley Gabbard (5)	44,790	—	—	—	44,790
Derek C. Johnson (5)	44,254	—	—	—	44,254
(1) The cash amounts earned by each director are made up of the following amounts:

Name	Annual Retainer	Annual Committee Chair Retainer	Annual Committee Retainer	Total ($)
Gilbert Li (4)	61,604	5,833	34,729	102,166
R. Carter Pate	103,495	12,500	10,417	126,412
J. Taylor Simonton	103,495	20,000	9,167	132,662
L. Spencer Wells	103,495	32,500	25,833	161,828
A. Bradley Gabbard (5)	43,123	—	1,667	44,790
Derek C. Johnson (5)	36,962	3,125	4,167	44,254

(2) The grant date fair value of each share of our Common Stock granted to non-employee directors over their past year of service to us is set forth in the following table and is computed in accordance with FASB ASC Topic 718, based on the close price on the date of determination. There were no forfeitures by directors during fiscal 2018.

Grantee	Shares	Value	Determination Date
Li, Pate, Simonton and Wells (4)	24,726	$280,886	7/1/2018
(3) As of December 31, 2018, our non-employee directors held the following number of shares of unvested restricted stock, which were granted in 2018: Mr. Li—6,508, Mr. Pate—1,952, Mr. Simonton—1,952 and Mr. Wells—1,952.
(4) Cash fees and shares issued for services from Mr. Li were paid or issued to Alta Fundamental Advisers LLC. Mr. Li received his 2017 annual retainer in cash to ensure Mr. Li did not trigger an "ownership change" as defined in Section 382 of the Internal Revenue Code. Mr. Li received his 2018 annual retainer in shares as his company was granted exemption under the TAPP.
(5) Messrs. Gabbard and Johnson did not stand for re-election at the 2018 Annual Meeting and ceased being directors at that time.

All directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with meetings of our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Common Stock

The following table provides information with respect to the beneficial ownership of the Company’s Common Stock by (1) each director of the Company, (2) each named executive officer currently serving the Company, (3) all directors and executive officers as a group, and (4) each person beneficially owning more than 5% of our outstanding Common Stock. We base the share amounts shown on each person’s beneficial ownership as of March 31, 2019, including options exercisable within 60 days thereof, unless we indicate some other basis for the share amounts. Percentage ownership is calculated based on 18,735,871 shares outstanding as of March 31, 2019, including securities deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act. For persons beneficially owning more than 5% of our outstanding Common Stock, the Company has used the most recent ownership filings related to the below table. Except as noted below, each of the persons named below has sole voting and investment power for the respective shares.

Name (1)	Current Shares Beneficially Owned (1)	Percent of Shares Beneficially Owned
Brian Leen	—	*
Gilbert Li (2)	1,371,379	7.32%
Greg P. Marken	57,262	*
R. Carter Pate	14,958	*
L. Heath Sampson (3)	797,554	4.15%
Ted J. Sanders	35,789	*
J. Taylor Simonton (4)	31,013	*
L. Spencer Wells (5)	30,969	*
All Directors and Executive Officers as a Group (8 persons)	2,338,924	12.16%
Certain Other Owners:
BlackRock, Inc. (6)	3,486,272	18.61%
Franklin Resources, Inc. (7)	1,724,209	9.20%
Apollo Management Holdings GP, LLC (8)	1,404,131	7.49%
The Vanguard Group, Inc. (9)	1,037,113	5.54%

* Less than 1%

(1)
Except as otherwise noted and for shares held by a spouse and other members of the person's immediate family who share a household with the named person, the named persons have sole voting and investment power over the indicated shares. This column also includes shares held in trust that are beneficially owned. Beneficial ownership of some or all of the shares listed may be disclaimed. The address of each of our named executive officers and directors is 640 Plaza Drive, Suite 270, Highlands Ranch, Colorado 80129.

(2)
Based on a Form 4 filed for Alta Fundamental Advisers LLC on December 31, 2018 with the SEC reporting beneficial ownership as of that date. Alta Fundamental Advisers LLC has sole voting power over 1,371,379 shares and sole dispositive power over 1,371,379 shares. Alta Fundamental Advisers LLC's address is 777 Third Avenue, Suite 19A, New York, NY. Mr. Li, a member of the Board of Directors, is also a Manager of Alta Fundamental Advisers LLC and has dispositive powers over these shares.

(3) Includes 485,332 shares of common stock that Mr. Sampson has the right to acquire within 60 days of March 31, 2019, upon the exercise of stock options.
(4) Includes 10,000 shares of common stock that Mr. Simonton has the right to acquire within 60 days of March 31, 2019, upon the exercise of stock options.
(5) Includes 10,000 shares of common stock that Mr. Wells has the right to acquire within 60 days of March 31, 2019, upon the exercise of stock options.

(6)
Based on schedule 13G/A filed by BlackRock, Inc. on January 24, 2019 with the SEC reporting beneficial ownership as of December 31, 2018. BlackRock, Inc. has sole voting power over 3,481,513 shares and sole dispositive power over 3,486,272 shares. BlackRock, Inc.'s address is 55 East 52nd Street, New York, NY.

(7)
Based on schedule 13G filed by Franklin Resources, Inc. on February 7, 2017 with the SEC reporting beneficial ownership as of December 31, 2018. Franklin Resources, Inc. has shared voting power over 1,724,209 shares and shared dispositive power over 1,724,209 shares. From additional sources, the Company understands this beneficial ownership information remains correct as of December 31, 2018. Franklin Resources, Inc.'s address is 101 John F. Kennedy Parkway, Short Hills, NJ 07078.
(8) Based on schedule 13G/A filed by Apollo Management Holdings GP, LLC on February 13, 2019 with the SEC reporting beneficial ownership as of December 31, 2018. Apollo Management Holdings GP, LLC has shared voting power over 1,404,313 shares and shared dispositive power over 1,404,313 shares. Apollo Management Holdings GP, LLC's address is 9 W. 57th Street, New York, NY 10019.
(9) Based on schedule 13G filed by The Vanguard Group, Inc. on February 11, 2019 with the SEC reporting beneficial ownership as of December 31, 2018. The Vanguard Group, Inc. has sole voting power and shared dispositive power over 35,277 shares. The Vanguard Group, Inc. has sole dispositive power over 1,001,836 shares. The Vanguard Group, Inc.'s address is 100 Vanguard Blvd., Malvern, PA 19355.
Restricted Stock Awards
Restricted stock awards ("RSA's") represent restricted shares of our Common Stock that will become unrestricted based upon vesting, subject to risk of forfeiture and cancellation. RSA's have voting rights, and, for those RSA's issued prior to January 1, 2017, they are entitled to receive cash payments equal to any cash dividends and other distributions, if and when declared, on our Common Stock. The RSA awards vest pursuant to dates established by their corresponding RSA agreement.

PROPOSAL TWO
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY'S COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, we are seeking a non-binding advisory vote on the compensation of named executive officers as disclosed in the section of this Proxy Statement titled "Executive Compensation." The Board proposes the following resolution for approval by the stockholders:
RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).
Board Recommendation
Our Board recommends a vote "FOR" the proposal to approve, on an advisory basis, the Company’s compensation paid to named executive officers.

Executive Officers of the Company
The following table sets forth certain information about our named executive officers as of the date of this Proxy Statement:

Name	Age	Positions
L. Heath Sampson	48	President and Chief Executive Officer
Greg P. Marken	37	Chief Financial Officer, Treasurer and Secretary
Ted J. Sanders	42	General Counsel
The specific experience, qualifications and background of each current executive officer are as follows:
L. Heath Sampson is the President and Chief Executive Officer of the Company. See Mr. Sampson's specific experience, qualifications and background in the "Directors of the Company" section above.
Greg P. Marken has served as Chief Financial Officer and Treasurer since March 1, 2018. Previously, he was our Chief Accounting Officer, a position he held from June 2016 until his appointment as our Chief Financial Officer. Mr. Marken has served as our Secretary since August 2016. Mr. Marken joined ADES in January 2015 as the Director of SEC Reporting and Technical Accounting. Prior to joining ADES, Mr. Marken held various positions, including Senior Manager, assurance services, at Ernst & Young, LLP from 2005 through 2015. He received his BBA in accounting and MS in finance from Texas A&M University. Mr. Marken is a CPA.

Ted J. Sanders has served as our General Counsel since February 2017. Since joining ADES in 2012, Ted has served in various roles including providing counsel on a wide range of corporate legal matters, and helped develop the company’s intellectual property portfolio from 14 to 53 domestic and international patents. Prior to joining ADES, Ted was in private practice focusing on corporate and litigation matters. Prior to law school, Ted was a research and development engineer for the Ford Motor Company and the Hyundai-Kia America Technical Center, focusing on noise and vibration mitigation. Ted earned his Juris Doctorate with a concentration in intellectual property from the University of San Diego School of Law. He earned his B.S. in mechanical engineering degree from Case Western Reserve University.

EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee has reviewed and discussed with the Company’s management the Company’s Compensation Discussion and Analysis for the fiscal year ended December 31, 2018.
Based on the review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis for the year ended December 31, 2018 be included in this Proxy Statement for filing with the SEC.
Respectfully submitted,

The Compensation Committee:	R. Carter Pate, Chairperson
Gilbert Li
L. Spencer Wells
COMPENSATION DISCUSSION AND ANALYSIS
In this Compensation Discussion and Analysis, we provide an analysis and explanation of our compensation program and the compensation earned by our executive officers in the fiscal year ended December 31, 2018. Our Compensation Committee is charged with establishing the Company’s philosophy for executive compensation and approval, oversight, implementation and administration of executive compensation and benefits. Generally, the President and Chief Executive Officer of the Company makes recommendations to the Compensation Committee regarding executive compensation other than for himself; however, authority to approve compensation, performance goals and objectives for all named executive officers is vested in the Compensation Committee.
For compensation awarded in 2017 and 2018, in addition to extensive communications among its members, the Compensation Committee reviewed market compensation analysis. Further, the Compensation Committee reviewed recommendations made by the Company's management for performance, experience and retention and was supported by generally available market data.
Overview - Executive compensation philosophy
Our philosophy for executive compensation is set forth in a document entitled "Executive Compensation Philosophy and Objectives" (the "EC Philosophy") adopted by the Compensation Committee on January 2, 2014. The EC Philosophy, which our Compensation Committee continues to follow, is designed to support achievement of our strategies and goals, thereby creating long-term value for our stockholders and customers and ensuring our ability to recruit and retain highly qualified executive employees. Our EC Philosophy:

•	Supports our Company’s vision, mission, strategy, and values to generate profitability and sustained growth in the long-term best interests of our stockholders;

•	Aligns executive compensation with measures of performance tied to the strategic and operational performance of the business and stockholder returns;

•
Rewards executives on the basis of merit for individually and collectively achieving a leadership culture, innovation and excellence within the Company, and delivering sustained high performance to the Company, taking into consideration each executive’s qualifications, level of responsibility and contribution to the Company’s long-term performance;

•	Encourages competency-building by linking career development, performance management and compensation rewards;

•	Attracts and retains the best executive talent and a highly qualified diverse workforce within a non-discriminatory, merit-based compensation program; and

•
Uses external compensation data to benchmark comparable positions in similar industries and companies within our geographical region as one key factor in establishing the competitiveness of our executive salaries, incentives and benefits.

Our Compensation Committee has made incentive cash bonuses and long-term equity incentive awards consistent with the EC Philosophy. The long-term equity incentive awards are made under our 2017 Omnibus Incentive Plan (the "2017 Plan"). We believe that our compensation policies and practices do not motivate excessive or imprudent risk-taking. We note the following key aspects of our compensation policies and practices in making this determination:

•	The Company’s EC Philosophy is based on balanced performance metrics that promote disciplined progress towards long-term Company goals in addition to the short-term health of the organization;

•	We do not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value; and

•	The Company’s compensation programs are weighted towards offering long-term incentives.
Because of these factors, we believe that our compensation policies and practices, both for our employees and our executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.
The Company provides its stockholders with the opportunity to cast an advisory vote on annual executive compensation (a “say-on-pay proposal”). At the Company’s Annual Meeting in 2018, approximately 88.2% of the votes cast on the say-on-pay advisory vote regarding the executive compensation for the fiscal year ended December 31, 2018 were in favor of the proposal, which the Compensation Committee reviewed in assessing executive compensation for the fiscal year ending December 31, 2019. Proposal 2 included in the Proxy Statement is a say-on-pay advisory vote regarding the executive compensation for the fiscal year ending December 31, 2019 as described in this Proxy Statement. The Compensation Committee will continue to consider the results of the Company’s say-on-pay votes when making future compensation decisions for the Company’s executive officers, including named executive officers.
Compensation of Named Executive Officers
The Company's named executive officers ("NEOs") for 2018 were:

Name	Age	Positions
L. Heath Sampson	48	President and Chief Executive Officer
Greg P. Marken	37	Chief Financial Officer, Treasurer and Secretary
Ted J. Sanders	42	General Counsel

The compensation for our NEOs currently consists of three elements: base salaries, annual incentive cash bonuses and long term equity incentive awards in the form of RSA's and, for Mr. Sampson, options to purchase our Common Stock. Executive compensation is designed to reward performance in a straightforward and transparent manner.
Base Salaries
Base salary is defined as ongoing, cash compensation paid bi-weekly based on such factors as job responsibilities, external competitiveness, and the individual’s experience and performance. Pay ranges have been set based on the market where the Company competes for similar positions, with consideration given for employees serving similar functions in comparable companies. Base salary is typically increased annually based on performance and cost of labor/living increases. With the use of market data, the Compensation Committee considers the size of and whether to grant merit increases based on data from comparable companies, as well as review of an officer's annual performance and meeting of objectives. The Company attempts to ensure middle market pay for solid performers and to consider higher levels of pay for outstanding performers. The Company does not intend to be a market leader in base compensation.
On February 28, 2017, the Compensation Committee approved increases to the base salaries of Messrs. Marken and Sanders to $250,000 and $200,000, respectively, effective January 1, 2017 based on general market data and Mr. Sanders' promotion to General Counsel.
On March 1, 2018, the Compensation Committee approved an increase in Mr. Marken's base salary to $300,000, effective March 1, 2018, given his promotion to Chief Financial Officer and Treasurer, in addition to his continued role as Secretary. On March 1, 2018, the Compensation Committee approved the base salary of Mr. Sanders $220,000, effective April 1, 2018.
On February 27, 2019, the Compensation Committee approved an increase in Messrs. Sampson, Marken and Sanders base salaries to $525,000, $309,000 and $253,792, respectively, effective April 1, 2019, based on general market data.
Incentive Compensation
The Company uses incentive compensation in the form of stock and equity awards to motivate executives and align executive and stockholder interests. Incentive amounts are set based on job position and market practices. Incentives paid in cash are subject to payroll taxes and other customary withholdings. In addition to awards under the Company’s Short-Term Incentive Plan ("STIP") and Long-Term Incentive Plan ("LTIP"), we generally grant restricted stock awards to new executive officers.

The STIP is designed to motivate executives to achieve critical short-term goals, typically within a twelve-month period, that are expected to contribute to the long-term health and value of the Company. Incentives may be paid in cash or equity as determined by the Compensation Committee. The Compensation Committee adopted the Executive Short-Term Incentive Plan ("ESTIP") in September 2015 to further establish terms and conditions for cash awards made under the STIP. The Compensation Committee makes STIP awards under the 2017 Plan and the ESTIP.
The LTIP is designed to align executives’ interests with those of the Company’s stockholders. Equity awards are the primary long-term incentive instrument and may be in the form of RSA's, PSU's, stock options or SAR's. Equity awards may vest immediately, over time based on continuous service, or over time based on achievement of certain performance goals, as determined by the Compensation Committee, considering accounting and regulatory restrictions and the financial condition of the Company. LTIP awards are made under the 2017 Plan. Generally, equity awards are granted on the same day that the Compensation Committee approves such grant. Exercise prices are set based on the closing market price on the grant date.
From time to time, the Board or Compensation Committee may recognize exemplary performance of any executive with a cash or equity award. Exemplary performance is performance that the Board or Compensation Committee determines to have required significant effort and commitment and is determined to have had a significant positive impact on the current or future performance of the organization. No other payments were made in 2018 and 2017 except as set forth below under the "Additional Executive Compensation Awards" section.
The stock portions of the 2018 and 2017 incentive awards are shown below in the Summary Compensation table under the "Stock Awards" column. The cash portions of the 2018 and 2017 incentive awards, which are defined under the STIP, are shown below in the Summary Compensation table under the "Non-Equity Incentive Plan Compensation" column.
STIP Incentive Compensation for 2018
On March 1, 2018, the Compensation Committee established performance goals, as defined in the ESTIP, performance schedule and target amounts for the NEOs (the "2018 Bonus Guidelines").
On March 1, 2018, the Compensation Committee established cash bonus targets for the NEOs as set forth in the following table. Awards were tied to performance-based metrics approved by the Compensation Committee. Specific metrics are not disclosed for competitive reasons, but generally were tied to growing the refined coal business, maintaining SEC and legal compliance, and finalizing directional strategy for the Emissions Control business.

Percentage of Base Salary
Named Executive Officer	Maximum
L. Heath Sampson	100%
Greg P. Marken	50%
Ted J. Sanders	50%
In 2018, Messrs. Sampson, Marken and Sanders were awarded a cash bonus at 85%, 95%, and 95%, respectively, of the maximum target based on Company and individual performance goals approved by the Compensation Committee.
LTIP Incentive Compensation for 2018
On March 1, 2018, the Compensation Committee approved grants of restricted stock awards for shares of the Company’s Common Stock to NEOs as set forth in the table below effective March 23, 2018. The restricted stock awards for Messrs. Marken and Sanders vest annually at a rate of one-third over a three-year vesting period subject to each respective officer’s continuous service to the Company. The restricted stock awards for Mr. Sampson vest on the third annual anniversary of the grant date subject to Mr. Sampson’s continuous service to the Company.

Named Executive Officer	Percentage of Base Salary	Number of Restricted Shares
L. Heath Sampson	100%	55,555
Greg P. Marken	50%	16,667
Ted J. Sanders	50%	12,222
STIP Incentive Compensation for 2019
On February 27, 2019, the Compensation Committee established cash bonus targets for the NEOs as set forth in the following table. The performance goals on which the awards are based on Company and individual performance goals approved by the

Compensation Committee. Company performance goals include the attainment of performance-based metrics reviewed and approved by the Compensation Committee. Specific metrics are not disclosed for competitive reasons, but generally are tied to growing the refined coal business, achieving certain financial metrics, maintaining SEC and legal compliance, and successfully integrating the Carbon Solutions Acquisition. Mr. Sampson’s 2019 bonus target includes opportunity for additional payments based on certain achievements in the refined coal business.

Percentage of Base Salary
Named Executive Officer	Maximum
L. Heath Sampson	100%
Greg P. Marken	50%
Ted J. Sanders	50%
LTIP Incentive Compensation for 2019
On February 27, 2019, the Compensation Committee approved grants of restricted stock awards for shares of the Company’s Common Stock to NEOs as set forth in the table below, effective March 23, 2019. The restricted stock awards for Messrs. Marken and Sanders vest annually at a rate of one-third over a three-year vesting period subject to each respective officer’s continuous service to the Company. The restricted stock awards for Mr. Sampson vest in two components: 50% vest annually at a rate of one-third over a three-year vesting period on the annual anniversary of the grant date subject to Mr. Sampson’s continuous service to the Company, and 50% vest upon the achievement of certain financial metrics set by the Compensation Committee. Mr. Sampson’s 2019 stock award includes the opportunity for additional stock grants in the amount of 5,000 shares for each incremental amount by which the target financial metric is exceeded.

Named Executive Officer	Percentage of Base Salary	Number of Restricted Shares
L. Heath Sampson	100%	55,000
Greg P. Marken	50%	16,667
Ted J. Sanders	50%	12,222
Additional Executive Compensation Awards
2018 Bonus for Successful Acquisition of Carbon Solutions
On March 1, 2019, the Compensation Committee approved additional cash bonus payments of $45,000 and $33,000 to Mr. Marken and Mr. Sanders, respectively. The cash bonuses were in recognition of efforts in 2018 leading to the successful acquisition of Carbon Solutions and were paid in March 2019.
Other Aspects of Executive Employment
In the event of a restatement of income, any overpayments of incentive pay made to executives based on such restatement of income may be reclaimed at the discretion of the Compensation Committee. ADES’ Insider Trading Policy prohibits directors and executives from entering into any transaction relating to hedging ADES securities, including zero-cost collars or forward-sale transactions.
We maintain key person term insurance for our Chief Executive Officer in the amount of $5 million. The policies may be assigned to the individuals upon termination of employment (other than for cause) whereupon the executive would be responsible for any premium payments. We maintain long term disability policies for executives of the Company for up to $174,000 per year.
Executives are encouraged to own a number of shares of the Company's Common Stock equal to a value of at least one times the annual base salary. Ownership is calculated considering holdings of restricted stock and PSU's, whether or not such holdings have vested, private holdings, shares held in retirement accounts and other shares attributed to the executive in accordance with Section 16 of the Exchange Act. Holding of options to purchase shares of our Common Stock also will be considered in the ownership calculation by adding the value of the spread of in-the-money options to the total value of other holdings. The Chief Executive Officer, Chief Financial Officer, and the General Counsel of the Company met the executive equity ownership guidelines as of December 31, 2018.
So long as the stock ownership guidelines are met, executives may sell unrestricted stock and may exercise vested stock options and sell shares of the Company's Common Stock to pay for the exercise price and withholding tax, except as otherwise provided for in the underlying stock option agreement. It is preferred that executives own shares of the Company's Common Stock for a period greater than twelve months before selling it. Executives are advised to seek pre-approval of any exercise of stock options or sale of shares of the Company's Common Stock at least 30 days in advance or the executive must be engaged in a pre-announced program sale in compliance with federal securities laws. All executive stock transactions must be made in compliance with our insider trading policy.
Pursuant to Section 16(b) of the Exchange Act, executives leaving the Company are encouraged to hold their stock in the Company for at least six months after leaving the Company.
The Company's Profit Sharing Retirement Plan ("401(k) Plan") is available to all eligible employees, including NEOs. Prior to 2017, we made matching contributions to each eligible employee’s account up to seven percent of the employee’s eligible compensation, and, at the discretion of the Board, could make contributions based on the profitability of the Company to those accounts. In 2018, we made our matching contributions in cash. No discretionary contributions were made to the 401(k) Plan in 2018 other than as discussed above. Beginning in 2017, the Company elected to make safe harbor nonelective contributions to eligible employees. Pursuant to the safe harbor nonelective contributions notice, we make contributions to each eligible employee's account in an amount equal to three percent of eligible compensation, and will continue to do so unless the 401(k) Plan is amended or terminated.
 Employee and Company contributions to the 401(k) Plan are 100% vested.

Summary Compensation Table
The following table presents information regarding compensation earned by or awards to our NEOs during fiscal years 2018 and 2017:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)

L. Heath Sampson	2018	500,000	—	608,327	—	425,750	66,625	1,600,702
President and Chief Executive Officer	2017	500,000	—	574,800	—	500,000	82,121	1,656,921

Greg P. Marken (6)	2018	290,769	45,000	182,504	—	142,500	8,250	669,023
Chief Financial Officer, Treasurer and Secretary	2017	241,923	—	119,750	—	125,000	8,100	494,773

Ted Sanders	2018	214,615	33,000	133,831	—	104,500	8,250	494,196
General Counsel	2017	193,808	—	95,800	—	100,000	6,386	395,994

(1) Because our primary short-term incentive compensation arrangement for salaried employees ("STIP") has mandatory performance measures that must be achieved before there is any payout to NEOs, amounts paid under the STIP are shown in the Non-Equity Incentive Plan Compensation column of the table, rather than the Bonus column. Amounts earned in 2018 represent bonuses paid to certain executives relating to the Carbon Solutions Acquisition.
(2) The amounts in this column represent the aggregate grant date fair values of RSA awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation-Stock Compensation" ("FASB ASC Topic 718"). These grant date fair values have been determined based on the assumptions and methodologies discussed in Note 6 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The “Stock Award” amounts in the table above represent the grant date fair values attributable to the RSA awards.
(3) The amounts in this column represent the aggregate grant date fair values of stock options computed in accordance with FASB ASC Topic 718.
(4) The amounts in this column represent the bonuses earned in the year under the STIP.
(5) The All other compensation amounts earned by each NEO are made up of the amounts in the table below:

Name	Year	Matching contributions to 401(k) ($)	Severance ($)	Other ($) (7)	Total ($)
L. Heath Sampson	2018	8,250	—	58,375	66,625
	2017	8,100	—	74,021	82,121

Greg P. Marken	2018	8,250	—	—	8,250
	2017	8,100	—	—	8,100

Ted Sanders	2018	8,250	—	—	8,250
	2017	6,386	—	—	6,386

(6) On March 1, 2018, Mr. Marken was appointed the Chief Financial Officer, Secretary and Treasurer of the Company. Prior to that date he was the Company's Chief Accounting Officer and Secretary.
(7) The amounts in this column for Mr. Sampson relate to dividends paid on unvested participating RSA awards.

Equity Compensation Plans (Stock Incentive Plans)
2017 Omnibus Incentive Plan
During 2017, the Board adopted the 2017 Plan, which authorized the issuance of shares of Common Stock, restricted stock or other rights or benefits under the plan to any employee, director, or consultant of the Company or its subsidiaries. The Board approved the 2017 Plan in April 2017 and our stockholders approved the plan at the 2017 Annual Meeting. The purposes of the 2017 Plan are to attract and retain the best available personnel, to provide additional incentives to employees and consultants and to promote the success of the Company's business. The number of shares authorized for issuance under the 2017 Plan is limited to 2,000,000.
The 2017 Plan will end 10 years after the date of its adoption, if not earlier terminated by the Board. It may be amended, modified or terminated at any time if and when it is advisable in the absolute discretion of the Board, although certain amendments are subject to approval of regulatory bodies and our stockholders. The Compensation Committee is the plan administrator of the 2017 Omnibus Incentive Plan. During 2018, 205,998 RSA's were granted from the 2017 Plan. As of December 31, 2018, 1,762,732 shares of Common Stock are available for issuance under the 2017 Plan.
Grants of Plan-Based Awards
The following table presents information regarding grants of Plan-based awards to our NEOs during the fiscal year ended December 31, 2018.

	Grant Date		Estimated future payouts under equity incentive plan awards			All other options awards: number of securities of underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards
Name			Threshold (#)	Target (#)	Maximum (#)
L. Heath Sampson	3/23/2018	(1)	—	55,555	—	—	—	608,327
Greg P. Marken	3/23/2018	(2)	—	16,667	—	—	—	182,504
Ted J. Sanders	3/23/2018	(2)	—	12,222	—	—	—	133,831
(1) This amount represents RSA's that have no threshold or maximum amounts. The RSA's vest in full on March 23, 2021. Prior to vesting, the RSA's are subject to transfer restrictions and may be forfeited upon termination of employment. The RSA's are eligible to accrue dividends prior to vesting and will receive payment of accrued dividends upon vesting. Holders of RSA's have no rights as stockholders of Common Stock, until such time as the RSA's are settled for shares of Common Stock as of the vesting date.

(2)
This amount represents RSA's that have no threshold or maximum amounts. The RSA's vest in equal installments on March 23, 2019, March 23, 2020 and March 23, 2021. Prior to vesting, the RSA's are subject to transfer restrictions and may be forfeited upon termination of employment. The RSA's are eligible to accrue dividends prior to vesting and will receive payment of accrued dividends upon vesting. Holders of RSA's have no rights as stockholders of Common Stock, until such time as the RSA's are settled for shares of Common Stock as of the vesting date.

Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding outstanding RSA equity awards held by our NEO's as of December 31, 2018:

	Stock awards
Name	Number of shares that have not vested (#)		Market value of shares that have not vested ($) (1)	Equity incentive plan awards: number of unearned units that have not vested (#)	Equity incentive plan awards: market or payout value of unearned units that have not vested ($) (1)
L. Heath Sampson	24,000	(2)	253,200	—	—
	25,000	(3)	263,750	—	—
	60,000	(4)	633,000	—	—
	55,555	(5)	586,105	—	—
Greg P. Marken	8,334	(6)	87,924	—	—
	16,667	(7)	175,837	—	—
Ted Sanders	6,667	(6)	70,337	—	—
	12,222	(7)	128,942	—	—
(1) The market value of RSA's that have not vested is calculated using the closing price of $10.55 of our Common Stock on December 31, 2018.
(2) These RSA's vested one-third on January 2, 2017, one-third on January 2, 2018 and one-third January 2, 2019.
(3) These RSA's vested one-fourth on October 16, 2017, and one-fourth on October 16, 2018, and the remaining will vest one-fourth on October 16, 2019, and one-fourth on October 16, 2020.
(4) These RSA's will vest in full on March 23, 2020.
(5) These RSA's will vest in full on March 23, 2021.
(6) These RSA's vested one-third on March 23, 2018 and one-third on March 23, 2019, and the remaining will vest one-third on March 23, 2020.
(7) These RSA's vested one-third on March 23, 2019, and the remaining will vest one-third on March 23, 2020 and one-third on March 23, 2021.
The following tables provide information regarding outstanding option awards held by our NEOs as of the fiscal year ended December 31, 2018:

		Option awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
L. Heath Sampson	6/5/15	300,000	—	13.87	6/5/2020
	10/16/16	92,666	—	9.00	12/31/2019
	10/16/16	92,666	—	10.00	12/31/2020
Option Exercises and Stock Vested for Fiscal Year End
The following table provides information regarding options exercised and stock vested on an aggregate basis by our NEOs as of December 31, 2018:

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#) (1)	Value realized on vesting ($) (1)
L. Heath Sampson (2)	92,666	281,705	53,665	525,540
Greg Marken (3)	—	—	6,939	70,131
Ted J Sanders (4)	—	—	3,534	38,792

(1) The value realized on vesting and settlement of the RSA's and PSU's is computed by multiplying the number of shares of Common Stock issued upon the vesting and settlement of RSA's or settlement of PSU's by the per share closing market price of the underlying shares on the date of settlement, or, if the settlement date was not a normal market trading date, then on the last normal market trading date which preceded the settlement date.
(2) The per share average market price used for the computation of the stock awards that vested and settled on January 2, 2018, February 28, 2018 and October 16, 2018 were $9.50, $9.64 and $10.62, respectively.
(3) The per share average market price used for the computation of the stock awards was $8.84 on January 12, 2018 for the vesting and settlement of RSA awards that were issued prior to Mr. Marken's appointment as Chief Accounting Officer. The per share average market price used for the computation of the stock awards was $10.95 on March 23, 2018 for the vesting and settlement of RSA awards that were issued following Mr. Marken's appointment to Chief Accounting Officer.
(4) The per share average market price used for the computation of the stock awards was $11.42 on March 29, 2018 for vesting and settlement of RSA awards that were issued prior to Mr. Sanders's appointment as General Counsel. The per share average market price used for the computation of the stock awards was $10.95 on March 23, 2018 for the vesting and settlement of RSA awards that were issued following Mr. Sanders's appointment as General Counsel.
Pension Benefits
No retirement payments or benefits were paid to any NEO of the Company in the fiscal years ended December 31, 2018 and 2017 except those matching contributions paid under the 401(k) Plan, which is a tax-qualified defined contribution plan.
Nonqualified Deferred Compensation
The Company does not currently have any nonqualified deferred compensation plans that apply to the NEOs nor are any such plans contemplated at this time.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
Potential Payments upon Termination or Change-in-Control
The amounts in this table assume the Company elects a one-year compliance period for the restrictive covenants as described below, except in the case of termination due to death or permanent disability, if a Change-in-Control event or termination of employment that triggers severance payments occurred on December 31, 2018.

Name	Cash Severance Payments ($)	Cash Bonus Payments ($) (a)	Vesting of Equity Awards ($) (a)	All Other Compensation ($)	Total ($)
L. Heath Sampson	500,000	500,000	1,736,055	30,811	2,766,866
Greg P. Marken	300,000	150,000	263,761	30,811	744,572
Ted J. Sanders	220,000	110,000	199,279	30,811	560,090
(a) In the event of a termination due to death or permanent disability, only cash bonus payments and vesting of equity awards are paid.
Employment Agreements
We have executed employment agreements with all of our named executive officers. Each of the employment agreements generally contain provisions related to the position, duties, authority, obligations, compensation and benefits of the respective executive officer, including the obligation of the NEO to devote full time to the fulfillment of his/her obligations. Under each of the employment agreements, each of our NEOs is subject to customary provisions relating to inventions and confidential subject matter developed by such NEO, including provisions that relate to the assignment of such inventions and confidential subject matter to the Company and that copyright works are "work for hire." Certain restrictive obligations related to confidential subject matter will survive the termination of an NEO’s employment with the Company.
In 2014, we amended the employment agreements of our existing executive officers at the time (the "2014 Amendment"). The 2014 Amendment clarifies the Company's and the executive officer's obligations in the event of death, disability or termination of employment. The amendments also contain certain covenants addressing non-competition, non-solicitation and non-divergence. Similarly, our executive officers hired after 2014 have executed a rider (the “Rider”) to their employment agreements that contain provisions and covenants similar to those contained in the 2014 Amendment.
Pursuant to the terms of the employment agreements, as amended, upon termination of employment we must pay the terminated executive his or her base salary and other accrued benefits through the termination date. We must also pay additional amounts depending upon whether the termination was for or without "Cause" or "Good Reason," or whether the termination was for or without Cause or Good Reason following a "Change in Control."

If we terminate the executive’s employment without Cause or if the executive resigns for Good Reason, we must pay the executive 12 months base salary.
If we terminate the executive’s employment without Cause or if the executive resigns for Good Reason within 12 months following a Change in Control, we must pay 12 months base salary and the pro-rated portion of short term incentive cash bonuses that would have been earned if the executive had been employed for the full year as well as pay in stock the value of certain unvested equity awards.
For purposes of the 2014 Amendment, "Cause" means one or more of the following, where such conduct has had or is reasonably likely to have a material detrimental effect on the Company or a related person: (i) dishonesty, willful misconduct, or material breach of the Company’s Code of Conduct; (ii) felony conviction of a crime involving dishonestly, breach of trust or physical harm to any person; or (iii) a breach of any fiduciary duty.
For purposes of the Rider, "Cause" means (i) the failure by an executive to substantially perform the essential functions of executive’s duties or obligations in a satisfactory manner or material breach of any written agreement with us or an affiliate; (ii) dishonesty, willful misconduct, or material breach of our Code of Ethics and Business Conduct, knowing violation of any federal or state securities or tax laws, or any misconduct that is, or is reasonably likely to be, materially injurious to us or an affiliate; (iii) conviction of or plea of guilty or no contest to a crime involving dishonesty, breach of trust or physical harm to any person; or (iv) a breach of any fiduciary duty and such conduct has had or is reasonably likely to have a material detrimental effect on us or a related person.
For purposes of all of the employment agreements of our executive officers, "Good Reason" means a material (and permanent in the case of the Riders) reduction in the executive’s compensation, a material diminution in authority, duties or responsibilities, or a relocation of more than 50 miles, subject to our right to cure. A "Change in Control" means a change in our ownership or control effected by a direct or indirect acquisition of more than 50% of our total combined voting power, replacement of our directors by directors whose appointment or election is not endorsed by our directors serving immediately prior to such replacement, or a change in the ownership of a substantial portion of our assets.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Moss Adams LLP ("Moss Adams") to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Moss Adams has served as the Company’s independent registered public accounting firm since 2017, including the fiscal year ended December 31, 2017.
Stockholder ratification of the Audit Committee’s selection of Moss Adams as our independent registered public accounting firm as requested in Proposal 3 is not required by our bylaws or otherwise. The Board is submitting this proposal to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain this firm. We anticipate that a representative of Moss Adams will be available to respond to stockholder questions and will have the opportunity to make a statement at that time if the representative desires to do so.
Additional information about Audit Fees and Audit Committee Approval of Services can be found under the Independent Registered Public Accounting Firm section of this Proxy Statement.
Board Recommendation
Our Board recommends a vote "FOR" the ratification of the Audit Committee's appointment of Moss Adams LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2019.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee’s role and functions are described under the "Corporate Governance" section of this Proxy Statement.

The Audit Committee held nine meetings in 2018. The Audit Committee has (i) reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2018 with the Company’s management; (ii) discussed with the Company’s current independent registered public accounting firm, Moss Adams, the matters required to be discussed by PCAOB standards regarding communication with audit committees, including the overall scope and plans for their audits; and (iii) received the written disclosures and the letter from Moss Adams required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence and has discussed with Moss Adams such independence.

Based on the review and discussions with management, and the Company’s independent registered public accounting firm referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements as of December 31, 2018 and 2017 and for the fiscal years ended December 31, 2018 and 2017 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the "2018 Form 10-K").

On April 5, 2019, the Audit Committee approved the engagement of Moss Adams to serve as the Company's independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2019. This appointment for 2019 was based on the Audit Committee’s and management’s completion of a written evaluation of Moss Adams’ performance which included, among other criteria, quality of services provided; sufficiency of the firm’s resources; communications and interaction; and independence, objectivity and professional skepticism.

Respectfully submitted,

The Audit Committee:	J. Taylor Simonton, Chairperson
Gilbert Li
R. Carter Pate

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Effective November 16, 2017, Moss Adams combined with Hein & Associates, LLP ("Hein"), who had served as the Company's independent registered public accounting firm since 2015. As a result of this transaction, on November 16, 2017, Hein resigned as the independent registered public accounting firm for the Company. Concurrent with such resignation, the Audit Committee approved the engagement of Moss Adams as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2018.
There were no disagreements on matters of accounting principles or practices, financial statement disclosures or audit scope or procedures between the Company and Moss Adams during the most recent fiscal year or any subsequent year.
The following table summarizes the fees of Moss Adams (and its predecessor, Hein), our independent registered public accounting firm, for the fiscal years ended December 31, 2018 and 2017, respectively.

	2018	2017
(in thousands)	Moss Adams	Moss Adams	Hein
Audit fees (1)	$415	$279	$205
Audit-related fees (2)	68	—	47
Tax fees (3)	—	—	—
All other fees (4)	—	—	—
	$483	$279	$252
(1) This category includes fees related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC; and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)
This category consists of fees for audit-related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. Audit-related fees include fees related to audits of employee benefit plans and compliance audits.

(3)
This category consists of fees for tax compliance, tax advice and tax planning services. We did not pay our independent registered public accounting firm tax fees for services during the years ended December 31, 2017 and 2018.

(4) This category consists of fees for services that are not included in the above categories. We did not pay our independent registered public accounting firm any other fees for services during the years ended December 31, 2017 and 2018.
AUDIT COMMITTEE APPROVAL OF SERVICES

The Audit Committee pre-approves all audit or non-audit services performed by our independent registered public accounting firm in accordance with Audit Committee policy and applicable law. The Audit Committee generally provides pre-approval of audit services and services associated with SEC registration statements, other SEC filings and responses to SEC comment letters (audit fees) and services related to internal control reviews, internal control reporting requirements and consultations with our management as to accounting or disclosure treatment of transactions or events and the impact of rules, standards or interpretations by the SEC and other regulatory or standard-setting bodies (audit-related fees) for each 12 month period within a range of approved fees. To avoid certain potential conflicts of interest, the law prohibits the Company from obtaining certain non-audit services from its independent registered public accounting firm. The Audit Committee has delegated authority to approve permissible services to its Chairperson. The Chairperson reports such pre-approvals to the full Audit Committee at its next scheduled meeting. The Audit Committee Chairperson pre-approved 100% of the services provided by the independent registered public accounting firm in 2018. None of the services of the independent registered public accounting firms in 2018 were of the type specified in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

PROPOSAL FOUR
APPROVAL OF THE SECOND AMENDMENT TO THE COMPANY'S TAX ASSET PROTECTION PLAN

The Board is asking stockholders to approve the Second Amendment Tax Asset Protection Plan, as amended on April 6, 2018 and April 5, 2019 (the "TAPP"). If our stockholders do not approve the TAPP at the 2019 Annual Meeting, the TAPP will expire on December 31, 2019.
Background
We believe that we have valuable tax attributes which are significant assets of the Company. As of December 31, 2018, we had several domestic tax attributes, including federal net operating losses and general business credit carry-overs of approximately $104.6 million (the "Tax Assets"). Under the Internal Revenue Code and regulations promulgated by the U.S. Treasury Department, the Company may carry forward or otherwise utilize these Tax Assets in certain circumstances to offset any current and future taxable income and thus reduce the Company’s federal income tax liability, subject to certain requirements and restrictions. To the extent that the Tax Assets do not otherwise become limited, the Company believes that it will have available a significant amount of Tax Assets in future years, and therefore these Tax Assets could be a substantial asset to the Company.
Our ability to use the Tax Assets could be substantially limited or delayed, however, if we experience an "ownership change," as defined in Section 382 of the Internal Revenue Code. In general, an ownership change occurs if there is a cumulative change in the ownership of the Company by 5% stockholders (as defined for tax purposes) that exceeds 50 percentage points over a rolling three-year period. Accordingly, on May 5, 2017, after consultation with the Company’s legal and tax advisors, the Board adopted the TAPP in order to protect the Company’s ability to utilize its Tax Assets and on April 6, 2018 the Board amended the TAPP to extend the expiration thereof and on April 5, 2019 the Board again amended the TAPP to further extend the expiration thereof.
Calculating whether an "ownership change" has occurred is subject to uncertainty. This uncertainty arises from the complexity and ambiguity inherent in Section 382 of the Internal Revenue Code, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities. We have analyzed the information available, along with various scenarios of possible future changes in ownership. In light of this analysis, we believe that, in the absence of the TAPP, it is possible that we could undergo a subsequent "ownership change" under Section 382 of the Internal Revenue Code, which would substantially reduce our ability to utilize the Tax Assets. We believe the implementation of the TAPP will serve the interests of all stockholders given the size of the Tax Assets and the potential loss of value should changes in our stock ownership occur that are sufficient to cause a 50 percentage point or greater "ownership change."
The TAPP is intended to act as a deterrent to any person acquiring beneficial ownership of 4.99% or more of the Company’s outstanding Common Stock without the approval of the Board. Stockholders who beneficially owned 4.99% or more of the Company’s outstanding Common Stock upon execution of the TAPP will not trigger the TAPP so long as they do not acquire beneficial ownership of additional shares of Common Stock. The Board may, in its sole discretion, also exempt any person from triggering the TAPP.
If the stockholders do not approve the TAPP, the TAPP will expire on December 31, 2019. If the stockholders approve the TAPP, it will expire on the earlier of (a) December 31, 2020, (b) the time at which the Rights (described below) are redeemed pursuant to the TAPP, (c) the time at which the Rights are exchanged in full pursuant to the TAPP, (d) the effective date of the repeal of both Section 382 and Section 383 of the Internal Revenue Code, or any successor provisions or replacement provisions, if the Board determines that the TAPP is no longer necessary for the preservation of tax benefits or (e) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no Tax Assets.
Summary of Terms of the TAPP
The following description of the terms of the TAPP does not purport to be complete and is qualified in its entirety by reference to the TAPP, which is attached as Annex A and is incorporated herein by reference. We urge you to read carefully the TAPP in its entirety, as the discussion below is only a summary.
The Rights. On May 5, 2017, the Board declared a dividend of one preferred share purchase right (each, a "Right") for each outstanding share of Common Stock to stockholders of record as of the close of business on May 22, 2017. One Right is also issued together with each share of Common Stock issued after May 22, 2017 but before the Distribution Date (as defined below) and, in certain circumstances, after the Distribution Date. Subject to the terms, provisions and conditions of the TAPP, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one ten-thousandth of a share of the Company’s Series B Junior Participating Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock") for a purchase price of $50.00 (the "Purchase Price"). If issued, each fractional share of Series B Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of Common Stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting or liquidation rights.
Initial Exercisability. The Rights will not be exercisable until the earlier of (i) ten business days after a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of 4.99% or more of the Company’s outstanding Common Stock, or, in the case of a person that had beneficial ownership of 4.99% or more of the Company’s outstanding Common Stock upon execution of the TAPP, by obtaining beneficial ownership of additional shares of Common Stock or (ii) ten business days (or such later date as may be specified by the Board prior to such time as any person becomes an Acquiring Person) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person.
The date that the Rights become exercisable is referred to as the "Distribution Date." Until the Distribution Date, Common Stock certificates or the ownership statements issued with respect to uncertificated shares of Common Stock will evidence the Rights. Any transfer of shares of Common Stock prior to the Distribution Date will also constitute a transfer of the associated Rights. After the Distribution Date, separate rights certificates will be issued and the Rights may be transferred other than in connection with the transfer of the underlying shares of Common Stock unless and until the Board has determined to effect an exchange pursuant to the TAPP (as described below).
Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, a number of shares of Common Stock having a market value of two times the Purchase Price.
Redemption. At any time until a person becomes an "Acquiring Person," the Board may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Exchange. At any time after a person becomes an Acquiring Person, the Board may exchange the Rights (other than Rights that have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Series B Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment). Immediately upon an exchange of any Rights, the right to exercise such Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of Common Stock (or fractional share of Series B Preferred Stock or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) equal to the number of such Rights held by such holder multiplied by the exchange ratio. The Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the beneficial owner of 50% or more of the Company’s outstanding Common Stock.
Expiration. The Rights and the TAPP will expire on the earlier of (i) the close of business on the earlier of (a) December 31, 2020, or (b) December 31, 2019 if stockholder approval has not been obtained prior to such date, (ii) the time at which the Rights are redeemed pursuant to the TAPP, (iii) the time at which the Rights are exchanged in full pursuant to the TAPP, (iv) the effective date of the repeal of both Section 382 and Section 383 of the Internal Revenue Code, or any successor provisions or replacement provisions, if the Board determines that the TAPP is no longer necessary for the preservation of tax benefits or (v) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no tax benefits.
Anti-Dilution Provisions. The Board may adjust the Purchase Price, the number of shares of Series B Preferred Stock or other securities or assets issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Series B Preferred Stock or Common Stock. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.
Amendments. For so long as the Rights are redeemable, the Board may supplement or amend any provision of the TAPP in any respect without the approval of the holders of the Rights. From and after the time the Rights are no longer redeemable, the

Board may supplement or amend the TAPP only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the TAPP which the Company may deem necessary or desirable, but only to the extent that those changes do not impair or adversely affect any Rights holder (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person or certain of their transferees) and do not result in the Rights again becoming redeemable or the TAPP again becoming amendable other than in accordance with this sentence.
Certain Considerations Related to the TAPP
Our Board believes that protecting the Tax Assets is in the Company’s and our stockholders’ best interests. Nonetheless, we cannot eliminate the possibility that changes in our stock ownership will occur sufficient to cause an "ownership change" even if the TAPP is approved. You should consider the factors below when making your decision.
Future Use and Amount of the Tax Assets is Uncertain. Our use of the Tax Assets depends on our ability to generate taxable income in the future. We cannot assure you whether we will have taxable income in any applicable period or, if we do, whether such income will exceed any potential Section 382 limitation and therefore we cannot assure you that we will realize the full value of the Tax Assets.
Potential Challenge to the Tax Assets. The amount of the Tax Assets has not been audited or otherwise validated by the Internal Revenue Service (the "IRS"). The IRS could challenge the amount of the Tax Assets, which could result in an increase in our liability for income taxes. In addition, determining whether an "ownership change" has occurred is subject to uncertainty, both because of the complexity and ambiguity of the Section 382 provisions and because of limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an "ownership change" and attempt to reduce the benefit of the Tax Assets even if the TAPP is in place.
Continued Risk of Ownership Change. Although the TAPP is intended to diminish the likelihood of an "ownership change," we cannot assure you that it will be effective. The amount by which our ownership may change in the future could, for example, be affected by purchases and sales of stock by stockholders and new issuances or repurchases of stock by us, should we choose to do so.
Potential Effects on Liquidity. The TAPP is intended to deter persons or groups of persons from acquiring beneficial ownership of shares of our Common Stock in excess of the specified limitation. A stockholder’s ability to dispose of our Common Stock may be limited if the TAPP reduces the number of persons willing to acquire our Common Stock or the amount they are willing to acquire.
Potential Impact on Value. The TAPP could negatively impact the value of our Common Stock by deterring persons or groups of persons from acquiring shares of our Common Stock, including in acquisitions for which some stockholders might receive a premium above market value.
Anti-Takeover Effect. Our Board adopted the TAPP to diminish the risk that our ability to use the Tax Assets to reduce potential federal income tax obligations becomes limited. Nonetheless, the TAPP may have an “anti-takeover effect” because it will deter a person or group of persons from acquiring beneficial ownership of 4.99% or more of our Common Stock or, in the case of persons or persons that already own 4.99% or more of our Common Stock, from acquiring any additional shares of our Common Stock. The TAPP could discourage a merger, tender offer or accumulations of substantial blocks of shares.
Board Recommendation
The Board recommends that you vote "FOR" the approval of the Company’s Second Amendment of the Tax Asset Protection Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

For the fiscal year ended December 31, 2018, there were no persons subject to Section 16(a) beneficial ownership reporting in which a late report was filed. The Company is not aware of any unreported transactions for 2018.

OTHER MATTERS
The Board knows of no other business to be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, to the extent permitted by law, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.
PROPOSALS OF STOCKHOLDERS FOR PRESENTATION AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS
We anticipate that the next Annual Meeting of Stockholders for the Company will be held in June 2020.
Any stockholder of record who desires to submit a proper proposal for inclusion in the proxy material related to the next Annual Meeting of Stockholders must do so in writing in care of Greg P. Marken, Chief Financial Officer and Secretary, at 640 Plaza Drive, Suite 270, Highlands Ranch, Colorado 80129 no later than December 31, 2019. If a stockholder intends to submit a proposal at the meeting that is not included in our Proxy Statement, and the stockholder fails to notify us prior to March 15, 2020 of such proposal, then to the extent permitted by law, the proxies appointed by our management would be allowed to use their discretionary voting authority when the proposal is raised at the Annual Meeting, without any discussion of the matter in the Proxy Statement. The stockholder must disclose, among other items, certain information related to the business to be proposed at the meeting, its beneficial ownership in the Company and whether it is acting in concert with other stockholders or interested parties. For a complete list of information that stockholders must provide, see Section 2.03 of the Company's bylaws.
ADDITIONAL INFORMATION
We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 with the SEC on March 18, 2019. Our Annual Report is being made available to our stockholders on or about April 29, 2019 and does not form part of the proxy solicitation material. It is available free of charge at the SEC's web site at www.sec.gov. Upon written request by a stockholder, we will mail, without charge, a copy of the 2018 Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the 2018 Form 10-K. Exhibits to the 2018 Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests may be made by writing to our Corporate Secretary at the following address or telephone number:
Advanced Emissions Solutions, Inc.
Attn: Corporate Secretary
640 Plaza Drive, Suite 270
Highlands Ranch, Colorado 80129
Telephone: 888-822-8617
In addition, if you have any questions about the proposals, you may contact:
Alpha IR Group
Chris Hodges or Ryan Coleman
312-445-2870
ades@alpha-ir.com
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of the information on file with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800- SEC-0330 for further information on the public reference room. Our SEC filings are also available on the SEC’s web site located at http://www.sec.gov, and certain filings are available on the Company’s web site at www.advancedemissionssolutions.com.
If you would like to request documents from us, please do so by June 6, 2019 to receive them before the Annual Meeting. We will send requested documents by first-class mail within one business day after receiving the request.
You should rely only on the information contained in this Proxy Statement to vote on the Annual Meeting proposals. No one has been authorized to provide you with information that is different from what is contained in this Proxy Statement.
This Proxy Statement is dated April 29, 2019. You should not assume the information contained in this Proxy Statement is accurate as of any date other than this date, and the mailing of this Proxy Statement to stockholders shall not imply information is accurate as of any other date.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Greg P. Marken
Greg P. Marken
Chief Financial Officer, Treasurer and Secretary

Dated: April 29, 2019

APPENDIX A

SECOND AMENDMENT TO
TAX ASSET PROTECTION PLAN

This SECOND AMENDMENT TO TAX ASSET PROTECTION PLAN (this “Amendment”) entered into as of April 5, 2019, by and between Advanced Emissions Solutions, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meaning(s) ascribed to them in that certain Tax Asset Protection Plan dated as of May 5, 2017, by and between the Company and the Rights Agent, as amended by the First Amendment to Tax Asset Protection Plan, dated as of April 6, 2018 (the “TAPP”).
RECITALS
WHEREAS, the Company and the Rights Agent are parties to the TAPP; and
WHEREAS, pursuant to Section 26 of the TAPP, the Company and the Rights Agent desire to amend the TAPP as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:
1.Amendment of Section 1(w). The definition of “Final Expiration Date” set forth in Section 1(w) of the TAPP is hereby amended and restated to read in its entirety as follows:
“(w) “Final Expiration Date” shall mean the Close of Business on the earlier of (i) December 31, 2020 or (ii) December 31, 2019 if Stockholder Approval has not been obtained prior to such date.”

2.Amendment of Exhibit B (Form of Rights Certificate). The introductory paragraph of Exhibit B to the TAPP is hereby deleted and replaced with the following:
“NOT EXERCISABLE AFTER THE EARLIER OF (I) DECEMBER 31, 2020 OR (II) DECEMBER 31, 2019 if Stockholder Approval has not been obtained prior to such date, OR SUCH EARLIER DATE AS PROVIDED BY THE TAX ASSET PROTECTION PLAN. THE RIGHTS ARE SUBJECT TO REDEMPTION AND EXCHANGE AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE TAX ASSET PROTECTION PLAN. UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE TAX ASSET PROTECTION PLAN, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE TAX ASSET PROTECTION PLAN) MAY BECOME NULL AND VOID.”
3.Amendment of Exhibit C (Summary of Rights). Exhibit C to the TAPP is hereby amended in that the section titled “Expiration” is deleted and replaced with the following:
“Expiration. The Rights and the Plan will expire on the earlier of (i) the Close of Business on the earlier of (a) December 31, 2020 or (b) December 31, 2019 if Stockholder Approval has not been obtained prior to such date, (ii) the time at which the Rights are redeemed pursuant to the Plan, (iii) the time at which the Rights are exchanged in full pursuant to the Plan, (iv) the effective date of the repeal of both Section 382 and Section 383 of the Internal Revenue Code, or any successor provisions or replacement provisions, if the Board determines that the Plan is no longer necessary for the preservation of Tax Benefits or (v) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no Tax Benefits.”
4.Agreement as Amended. The term “Agreement” as used in the TAPP shall be deemed to refer to the TAPP as amended. Except as set forth herein, the TAPP shall remain in full force and effect and otherwise shall be unaffected hereby, and each of the Company and the Rights Agent shall continue to be subject to its terms and conditions.
5.Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that if such excluded terms, provisions, covenants or restrictions shall adversely affect the rights, immunities, liabilities, duties, responsibilities or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.
6.Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.
7.Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A facsimile or .pdf signature delivered electronically shall constitute an original signature for all purposes.
8.Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
[Signature Page Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

ADVANCED EMISSIONS SOLUTIONS, INC.
By:	/s/ Ted Sanders
Name: Ted Sanders
Title: General Counsel

COMPUTERSHARE TRUST COMPANY, N.A.
By:	/s/ Kathy Heagerty
Name: Kathy Heagerty
Title: Vice President & Manager

ADVANCED EMISSIONS SOLUTIONS, INC.
640 PLAZA DRIVE
HIGHLANDS RANCH, COLORADO 80129

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 17, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 17, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of seven directors, each set to serve for a term of one year to expire at the later of the next Annual Meeting of Stockholders or May 31, 2020:

Nominees

01) Carol Eicher
02) Brian Leen
03) Gilbert Li
04) R. Carter Pate
05) L. Heath Sampson
06) J. Taylor Simonton
07) L. Spencer Wells

The Board of Directors recommends that you vote FOR the following proposals:

NOTE: The undersigned stockholder(s) authorize(s) the individuals designated to vote this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or postponement.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000422349_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Stockholders, Proxy Statement, 2018 Annual Report are available at www.proxyvote.com

ADVANCED EMISSIONS SOLUTIONS, INC.

The holder(s) of common shares of Advanced Emissions Solutions, Inc. (the "Company") identified on this proxy card hereby appoint(s) each of L. Spencer Wells and L. Heath Sampson or, failing them, Greg Marken, the proxies of the stockholder(s), with full power of substitution in each, to attend, vote and act for and in the name of such stockholder(s) at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 4900 S. Syracuse Street, Denver, Colorado 80237, on Tuesday, June 18, 2019, at 9:00 a.m. Mountain Time, and any adjournment or postponement thereof

Where a choice is indicated, the common shares represented by this proxy card, when properly executed and returned, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card when properly executed and returned will be voted in accordance with the recommendations of the Board of Directors. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend.

To be valid, this Proxy form, duly signed and dated, must arrive at the office of Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717 the day before the day of the Annual Meeting or any postponement or adjournment thereof.

The stockholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement for the June 18, 2019, Annual Meeting, as well as the Company's 2018 Annual Report. Any proxy heretofore given to vote the common shares which the stockholder(s) is/are entitled to vote at the Annual Meeting is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

(This proxy card continues and must be signed and dated on the reverse side.)

0000422349_2 R1.0.1.18

Directions to the Denver Marriott Tech Center located at 4900 S. Syracuse Street, Denver, Colorado 80237

Take Highway I-25 north to Belleview exit, exit East on Belleview. Left at first light, S Syracuse, proceed to Hotel entrance on left.